SCHEDULE 14A
                           Proxy Statement Pursuant to
                    Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                Biogen Idec Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                               Alexander J. Denner
                               Richard C. Mulligan
                                 Thomas F. Deuel
                                 David Sidransky
                                    Mayu Sris
                                    Eric Ende
                                 Jeffrey Meckler
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                                 Barberry Corp.
                             Hopper Investments LLC
                                Icahn Offshore LP
                                Icahn Onshore LP
                                Icahn Capital LP
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


     On May 28, 2009, Carl C. Icahn issued a press release. It is attached hereto as Exhibit I and is incorporated herein.


ON MAY 15, 2009, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, ALEXANDER J. DENNER, RICHARD C. MULLIGAN, THOMAS F. DEUEL, DAVID SIDRANSKY, MAYU SRIS, ERIC ENDE, JEFFREY MECKLER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP. , HOPPER INVESTMENTS LLC, ICAHN OFFSHORE LP, ICAHN ONSHORE LP, ICAHN CAPITAL LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P. , ICAHN ENTERPRISES G.P. INC., BECKTON CORP. (COLLECTIVELY, THE "PARTICIPANTS") AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF BIOGEN IDEC INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO STOCKHOLDERS OF BIOGEN IDEC INC. FROM THE PARTICIPANTS AT NO CHARGE AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE TOLL FREE AT 1 (800) 769-4414.

                                                                       EXHIBIT I


For Immediate Release                                       Contact Susan Gordon
May 28, 2009                                                (212) 702-4309

                ISS SUPPORTS ICAHN NOMINEES FOR BIOGEN IDEC BOARD

     New York, New York - May 28, 2009: On May 23, 2009, RiskMetrics Group (Institutional Shareholder Services), an influential and leading proxy voting advisory firm, announced its support for two of Carl C. Icahn's nominees to Biogen Idec Inc.'s board of directors. RiskMetrics recommended that stockholders of Biogen Idec vote for Dr. Alexander J. Denner and Dr. Richard C. Mulligan. In announcing its support, RiskMetrics stated: "...we conclude that the presence of dissident nominees Denner and Mulligan on the Biogen board would likely prove beneficial to long-term shareholder value."

     Dr. Denner reacted to RiskMetrics' recommendation by commenting: "I am pleased to see that RiskMetrics recognizes the need for stockholder-nominated directors on Biogen Idec's board. Based on their report, it is clear that they conducted a thorough review of the company and the numerous factors involved in the current proxy contest. The fact that they concluded, and recommended, that the path forward for Biogen Idec's board should include stockholder-nominated directors is very good news for all stockholders."

     We urge stockholders to vote the GOLD proxy card FOR Dr. Denner, Dr. Mulligan, Dr. David Sidransky and Dr. Thomas F. Deuel. Stockholders should be advised that they CANNOT use the WHITE proxy card to vote for any of Dr. Denner, Dr. Mulligan, Dr. Sidransky or Dr. Deuel. Also, stockholders CANNOT use the WHITE proxy card to follow the recommendation of RiskMetrics. Stockholders who want to follow the RiskMetrics recommendation must use the GOLD proxy card. Please use the GOLD proxy card to support our nominees.

     If any stockholder has any questions about voting its shares, please call Edward McCarthy of D.F. King & Co., Inc., at (212) 269-5550.

ON MAY 15, 2009, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, ALEXANDER J. DENNER, RICHARD C. MULLIGAN, THOMAS F. DEUEL, DAVID SIDRANSKY, MAYU SRIS, ERIC ENDE, JEFFREY MECKLER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP. , HOPPER INVESTMENTS LLC, ICAHN OFFSHORE LP, ICAHN ONSHORE LP, ICAHN CAPITAL LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P. , ICAHN ENTERPRISES G.P. INC., BECKTON CORP. (COLLECTIVELY, THE "PARTICIPANTS") AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF BIOGEN IDEC INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO STOCKHOLDERS OF BIOGEN IDEC INC. FROM THE PARTICIPANTS AT NO CHARGE AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE TOLL FREE AT 1 (800) 769-4414.